The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement, and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

July 2019

Preliminary Pricing Supplement

Dated July 30, 2019

Registration Statement No. 333-225551

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated October 31, 2018 and
Product Supplement dated October 31, 2018)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each observation period during which the closing prices of all of the underlying funds are equal to or greater than 75% of their respective initial prices, which we refer to as their respective coupon barrier levels, on each trading day during the applicable observation period. If the closing price of any underlying fund is less than its coupon barrier level on any trading day during an observation period, you will not receive any contingent payment for that observation period. As a result, investors must be willing to accept the risk of not receiving any contingent payments during the term of the securities. In addition, if the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on the last day of an observation period (each, an “observation end date”) other than the first observation end date and the final valuation date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus any contingent payment otherwise payable with respect to the related observation period. If, however, on an observation end date, the closing price of any underlying fund is less than its call threshold level, the securities will not be redeemed. Furthermore, if the final price of any underlying fund is less than its downside threshold level on the final valuation date, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying fund with the lowest underlying return as compared to any other underlying funds (the “worst performing underlying fund”) over the term of the securities, and in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying funds. Because all payments on the securities are based on the worst performing underlying fund, a decline below the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying fund will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if each other underlying fund has appreciated or has not declined as much. The securities are for investors who are willing to risk up to their entire initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 27 month term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying funds:

Shares of The Consumer Staples Select Sector SPDR® Fund (Bloomberg Ticker: “XLP”)

Shares of The Utilities Select Sector SPDR® Fund (Bloomberg Ticker: “XLU”)

Shares of The Health Care Select Sector SPDR® Fund (Bloomberg Ticker: “XLV”)

Aggregate principal amount:	$•
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	Approximately July 31, 2019
Original issue date:	Approximately August 5, 2019 (3 business days after the pricing date). We expect to deliver the securities against payment on or about the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Maturity date:	Approximately November 3, 2021, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any observation end date (other than the first observation end date and the final valuation date), the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related observation end date. The first potential call settlement date is the second contingent payment date, which is approximately six months after the original issue date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period.
Contingent payment:

•          If the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during an observation period, we will pay a contingent payment of $0.2063 (equivalent to 8.25% per annum of the stated principal amount) per security on the related contingent payment date.

•          If the closing price of any underlying fund is less than its respective coupon barrier level on any trading day during an observation period, we will not pay a contingent payment with respect to that observation period.

Observation end dates:	Approximately October 31, 2019, January 31, 2020, April 30, 2020, July 31, 2020, October 30, 2020, January 29, 2021, April 30, 2021, July 30, 2021 and October 29, 2021, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “ — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to October 29, 2021 as the final valuation date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the observation end dates (including the final valuation date) and the maturity date to ensure that the stated term of the securities remains the same.
Contingent payment dates:	Three business days following the applicable observation end date on which the applicable observation period ends, except that the contingent payment date for the final observation period will be the maturity date.
Observation period:	The first observation period will consist of each day from but excluding the pricing date to and including the first observation end date. Each subsequent observation period will consist of each day from but excluding the prior observation end date to and including the next following observation end date. References in the accompanying product supplement to one or more “valuation periods” shall mean the observation periods for purposes of the market disruption event provisions in the accompanying product supplement.
Payment at maturity:	• If the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels:		(i) the stated principal amount plus (ii) any contingent payment otherwise payable on the maturity date.
	• If the final price of any underlying fund is less than its downside threshold level:		a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund.
Underlying return:	For each underlying fund, the quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Initial price:

$[•], which is the closing price of the shares of The Consumer Staples Select Sector SPDR® Fund on the pricing date

$[•], which is the closing price of the shares of The Utilities Select Sector SPDR® Fund on the pricing date

$[•], which is the closing price of the shares of The Health Care Select Sector SPDR® Fund on the pricing date

The initial price of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Worst performing underlying fund:	The underlying fund with the lowest underlying return as compared to any other underlying fund
Call threshold level:

$[•], which is equal to 100% of the initial price of the shares of The Consumer Staples Select Sector SPDR® Fund

$[•], which is equal to 100% of the initial price of the shares of The Utilities Select Sector SPDR® Fund

$[•], which is equal to 100% of the initial price of the shares of The Health Care Select Sector SPDR® Fund

The call threshold level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Coupon barrier level:

$[•], which is equal to 75% of the initial price of the shares of The Consumer Staples Select Sector SPDR® Fund

$[•], which is equal to 75% of the initial price of the shares of The Utilities Select Sector SPDR® Fund

$[•], which is equal to 75% of the initial price of the shares of The Health Care Select Sector SPDR® Fund

The coupon barrier level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Downside threshold level:

$[•], which is equal to 75% of the initial price of the shares of The Consumer Staples Select Sector SPDR® Fund

$[•], which is equal to 75% of the initial price of the shares of The Utilities Select Sector SPDR® Fund

$[•], which is equal to 75% of the initial price of the shares of The Health Care Select Sector SPDR® Fund

The downside threshold level of each underlying fund may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Final price:	The closing price of each underlying fund on the final valuation date
CUSIP / ISIN:	90281D763 / US90281D7637
Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network.
Calculation Agent:	UBS Securities LLC
Commissions and issue level:		Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security		100%	2.00%(a)	97.50%
+0.50%(b)
2.50%
Total		$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.20 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)".

The estimated initial value of the securities as of the pricing date is expected to be between $9.417 and $9.717. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated October 31, 2018	Prospectus dated October 31, 2018

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

▪	Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm
▪	Product supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

July 2019	Page 2

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Investment Summary

The Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021 based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $0.2063 (equivalent to 8.25% per annum of the stated principal amount) per security, with respect to each observation period on which the closing prices of all of the underlying funds are equal to or greater than 75% of their respective initial prices, which we refer to as the coupon barrier levels, on each trading day during the applicable observation period. The contingent payment, if any, will be payable on the relevant contingent payment date, which is the third business day after the related observation end date, except that the contingent payment date for the final valuation date will be the maturity date. It is possible that the closing prices of one or more of the underlying funds could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on any of the observation end dates other than the first observation end date and the final valuation date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period. If the securities have not previously been redeemed and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels and the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final observation period. If the securities have not previously been redeemed and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels but the closing price of any underlying fund is less than its coupon barrier level on a trading day during the final observation period, the payment due at maturity will be equal to the stated principal amount. If, however, the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund. The value of such cash payment will be less than 75% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying funds.

July 2019	Page 3

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $0.2063 (equivalent to 8.25% per annum of the stated principal amount) per security, with respect to each observation period on which the closing prices of all of the underlying funds are equal to or greater than 75% of their respective initial prices, which we refer to as the coupon barrier levels, on each trading day for the applicable observation period. The securities may be redeemed prior to maturity on any observation end date other than the first observation end date and the final valuation date for an early redemption amount equal to (i) the stated principal amount per security plus (ii) any contingent payment otherwise payable with respect to the related observation period. The payment at maturity will vary depending on the final prices, as follows:

Scenario 1

On any observation end date other than the first observation end date and final valuation date, the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels.

▪      The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related observation period. The related contingent payment will be paid only if all of the closing prices for all of the underlying funds were equal to or greater than their respective coupon barrier levels on each trading day during the applicable observation period.

▪      Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 2

The securities are not automatically redeemed prior to maturity, the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels on the final valuation date and the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period.

▪      The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable on the maturity date.

▪      Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels. However, the closing price of at least one underlying fund is less than its respective coupon barrier level on any trading day during the final observation period.

▪      The payment due at maturity will be the stated principal amount.

▪      Investors will not participate in any appreciation of the underlying funds from their respective initial prices and will not receive a contingent payment on the maturity date.

Scenario 4

The securities are not automatically redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level and coupon barrier level.

▪      The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying fund.

▪      Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of any underlying fund is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing price of any underlying fund is less than its respective call threshold level on an observation end date (other than the first

July 2019	Page 4

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund observation end date and the final valuation date). If the securities are not redeemed prior to the final valuation date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final price of any underlying fund is less than its respective downside threshold level.

July 2019	Page 5

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying funds.
▪	You understand and accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each trading day during the term of the securities.
▪	You believe the closing price of each underlying fund will be equal to or greater than its coupon barrier level on each trading day during the term of the securities.
▪	You believe the final price of each underlying fund will be equal to or greater than its downside threshold level on the final valuation date.
▪	You accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the worst performing underlying fund.
▪	You understand and accept that you will not participate in any appreciation in the price of any underlying fund and that any potential positive return is limited to any contingent payments.
▪	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying funds.
▪	You would be willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and contingent payment specified on the cover hereof.
▪	You are willing to forgo any dividends paid on the underlying funds and you do not seek guaranteed current income from this investment.
▪	You are willing to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing to hold such securities to maturity, a term of approximately 27 months, and you accept that there may be little or no secondary market.
▪	You understand and are willing to accept the risks associated with the underlying funds.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying funds.
▪	You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying fund and not a basket of the underlying funds and that you will be exposed to the market risk of each underlying fund on each trading day during the term of the securities.
▪	You believe that the closing price of any underlying fund will decline during the term of the securities and is likely to close below its respective coupon barrier level on any trading day during the term of the securities.
▪	You believe that the final price of any underlying fund is likely to close below its downside threshold level on the final valuation date.
▪	You cannot accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the worst performing underlying fund.
▪	You seek an investment that participates in the full appreciation in the prices of the underlying funds or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying funds.
▪	You would be unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or contingent payment specified on the cover hereof.
▪	You prefer to receive the dividends paid on the underlying funds or you seek guaranteed current income from this investment.
▪	You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 27 months, or you seek an investment for which there will be an active secondary market.
▪	You do not understand and are not willing to accept the risks associated with the underlying funds.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

July 2019	Page 6

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices.

Diagram #1: Observation End Dates Other Than The Final Valuation Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

July 2019	Page 7

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement):

Hypothetical Initial Price: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$60.00 $60.00 $100.00
Hypothetical Call Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$60.00, which is 100% of the initial price $60.00, which is 100% of the initial price $100.00, which is 100% of the initial price
Hypothetical Coupon Barrier Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$45.00, which is 75% of the initial price $45.00, which is 75% of the initial price $75.00, which is 75% of the initial price
Hypothetical Downside Threshold Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$45.00, which is 75% of the initial price $45.00, which is 75% of the initial price $75.00, which is 75% of the initial price
Hypothetical Contingent Payment:*	$0.2063 per security (equivalent to 8.25% per annum of the stated principal amount)
Stated Principal Amount:	$10.00 per security

In Examples 1, 2 and 3, the closing prices of the underlying funds fluctuate over the term of the securities and the closing prices of the underlying funds are equal to or greater than their respective hypothetical call threshold levels on one of the first seven observation end dates on which the securities may be automatically redeemed. Because the closing prices of the underlying funds are equal to or greater than their respective call threshold levels on one of the observation end dates on which the securities may be automatically redeemed, the securities are automatically redeemed on the related contingent payment date. In Examples 4 and 5, the closing price of at least one underlying fund on each of the observation end dates on which the securities may be automatically redeemed is less than its respective call threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. $45.00 (at or above coupon barrier level) B. $61.00 (at or above call threshold level)	A. $48.00 (at or above coupon barrier level) B. $65.00 (at or above call threshold level)	A. $78.00 (at or above coupon barrier level) B. $100.00 (at or above call threshold level)	$0.2063	(Not Callable)	A. $54.50 (at or above coupon barrier level) B. $69.00 (at or above call threshold level)	A. $51.00 (at or above coupon barrier level) B. $65.00 (at or above call threshold level)	A. $85.00 (at or above coupon barrier level) B. $104.00 (at or above call threshold level)	$0.2063	(Not Callable)
#2	A. $47.00 (at or above coupon barrier level) B. $62.00 (at or above call threshold level)	A. $50.00 (at or above coupon barrier level) B. $60.00 (at or above call threshold level)	A. $85.00 (at or above coupon barrier level) B. $105.00 (at or above call threshold level)	—*	$10.2063	A. $40.00 (below coupon barrier level) B. $55.00 (below call threshold level)	A. $51.00 (at or above coupon barrier level) B. $59.00 (below call threshold level)	A. $84.50 (at or above coupon barrier level) B. $92.00 (below call threshold level)	$0	N/A
#3	N/A	N/A	N/A	N/A	N/A	A. $55.00 (at or above coupon barrier level)	A. $52.50 (at or above coupon barrier level)	A. $88.00 (at or above coupon barrier level)	—*	$10.2063

July 2019	Page 8

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

						B. $72.00 (at or above call threshold level)	B. $72.00 (at or above call threshold level)	B. $120.00 (at or above call threshold level)
#4 - #8	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final valuation date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The early redemption amount includes any unpaid contingent payment with respect to the observation end date on which the closing prices for the underlying funds are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

▪	In Example 1, the securities are automatically redeemed following the second observation end date (which is approximately 6 months after the original issue date) as the closing prices of all of the underlying funds on the second observation end date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the first observation period, you receive the contingent payment of $0.2063 with respect to the first observation period. As the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the second observation period, you receive an early redemption amount of $10.2063, which includes the stated principal amount plus the contingent payment with respect to the second observation period. When added to the contingent payment of $0.2063 received in respect of the first observation period, you will have received a total of $10.4126. You will not receive any further payments on the securities.

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Your total return per security in this example is $10.4126 (a 4.126% total return on the securities).

▪	In Example 2, the securities are automatically redeemed following the third observation end date as the closing prices of all of the underlying funds on the third observation end date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the first observation period, you receive the contingent payment of $0.2063 with respect to the first observation period. As the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the third observation period, you receive an early redemption amount of $10.2063, which includes the stated principal amount plus the contingent payment with respect to the third observation period. You receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.2063 = $10.2063

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although all of the underlying funds have appreciated by 20% from their respective initial prices on the third observation end date, you receive only $10.2063 per security and do not benefit from such appreciation. Your total return per security in this example is $10.4126 (a 4.126% total return on the securities).

	Example 3
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. $42.00 (below coupon barrier level) B. $61.00 (at or above call threshold level)	A. $52.00 (at or above coupon barrier level) B. $63.00 (at or above call threshold level)	A. $78.00 (at or above coupon barrier level) B. $102.00 (at or above call threshold level)	$0.00	(Not Callable)
#2	A. $43.00 (below coupon barrier level) B. $61.00 (at or above call threshold level)	A. $49.00 (at or above coupon barrier level) B. $63.00 (at or above call threshold level)	A. $79.00 (at or above coupon barrier level) B. $105.00 (at or above call threshold level)	$0.00	$10.00
#3	N/A	N/A	N/A	N/A	N/A
#4 - #8	N/A	N/A	N/A	N/A	N/A

July 2019	Page 9

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Final valuation date	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A
▪	In Example 3, the securities are automatically redeemed following the second observation end date (which is approximately 6 months after the original issue date) as the closing prices of all of the underlying funds are equal to or greater than their respective call threshold levels on the second observation end date. As the lowest closing price of one of the underlying funds is less than its respective coupon barrier level on a trading day during the second observation period, you will not receive a contingent payment for the second observation period. Following the second observation end date, you receive an early redemption amount of $10.00, calculated as follows:

Stated Principal Amount + Contingent Payments = $10.00 + $0.00 = $10.00

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. Further, although all of the underlying funds have appreciated from their respective initial prices to the second observation end date, you will not receive a contingent payment with respect to the second observation period because the closing price of at least one of the underlying funds was less than its respective coupon barrier level on a trading day during the second observation period. If the securities are redeemed early, you will stop receiving contingent payments. Your total return per security in this example is $10.00 (a 0.00% total return on the securities).

	Example 4					Example 5
Observation Periods	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount	Underlying Fund A A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund B A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Underlying Fund C A. Lowest Hypothetical Closing Price During the Applicable Observation Period B. Hypothetical Closing Price on the Applicable Observation End Date or Final Valuation Date	Contingent Payment	Early Redemption Amount
#1	A. $42.00 (below coupon barrier level) B. $55.00 (below call threshold level)	A. $38.00 (below coupon barrier level) B. $52.00 (below call threshold level)	A. $70.00 (below coupon barrier level) B. $85.00 (below call threshold level)	$0	N/A	A. $40.00 (below coupon barrier level) B. $56.00 (below call threshold level)	A. $37.50 (below coupon barrier level) B. $55.00 (below call threshold level)	A. $70.00 (below coupon barrier level) B. $87.00 (below call threshold level)	$0	N/A
#2	A. $41.00 (below coupon barrier level) B. $56.00 (below call threshold level)	A. $52.00 (at or above coupon barrier level) B. $58.00 (below call threshold level)	A. $69.00 (below coupon barrier level) B. $93.00 (below call threshold level)	$0	N/A	A. $45.00 (at or above coupon barrier level) B. $56.00 (below call threshold level)	A. $35.00 (below coupon barrier level) B. $57.50 (below call threshold level)	A. $46.00 (at or above coupon barrier level) B. $49.00 (below call threshold level)	$0	N/A
#3	A. $42.50 (below coupon barrier level) B. $52.50 (below call threshold level)	A. $36.00 (below coupon barrier level) B. $52.00 (below call threshold level)	A. $65.00 (below coupon barrier level) B. $82.00 (below call threshold level)	$0	N/A	A. $40.00 (below coupon barrier level) B. $57.00 (below call threshold level)	A. $38.00 (below coupon barrier level) B. $58.00 (below call threshold level)	A. $67.50 (below coupon barrier level) B. $82.00 (below call threshold level)	$0	N/A
#4 - #8	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	$0	N/A	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	A. Various (all below coupon barrier level) B. Various (all below call threshold level)	$0	N/A

July 2019	Page 10

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Final Valuation Date	A. $46.00 (at or above coupon barrier level) B. $57.00 (at or above downside threshold B. $52.50 (below call threshold level)	A. $52.00 (at or above coupon barrier level) B. $55.00 (at or above downside threshold	A. $86.00 (at or above coupon barrier level) B. $106.00 (at or above downside threshold	—*	N/A	A. $39.00 (below coupon barrier level) B. $60.50 (at or above downside	A. $20.00 (below coupon barrier level) B. $24.00 (below downside	A. $75.00 (at or above coupon barrier level) B. $101.00 (at or above downside	$0	N/A
	$10.2063					$4.00

*The final contingent payment, if any, will be paid at maturity.

Examples 4 and 5 illustrate the payment at maturity per security based on the final price.

▪	In Example 4, during each of the first through eighth observation periods, the closing price of at least one of the underlying funds is less than its respective coupon barrier level on a trading day during the applicable observation periods. As a result, you do not receive a contingent payment with respect to any of those observation periods. Also, the closing prices of at least one of the underlying funds is less than its respective call threshold level on every observation end date during the first through eighth observation end dates so the securities are not automatically redeemed prior to maturity. Because the closing prices of all of the underlying funds are equal to or greater than their respective coupon barrier levels on each trading day during the final observation period, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final observation period. Your payment at maturity is calculated as follows:

$10.00 + $0.2063 = $10.2063

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.2063 per security at maturity. Your total return per security in this example is $10.2063 (a 2.063% total return on the securities).

▪	In Example 5, the closing price of at least one of the underlying funds is less than its respective coupon barrier level on a trading day during each observation period throughout the term of the securities and the closing price of at least one of the underlying funds is less than its respective call threshold level on every observation end date. As a result, you do not receive any contingent payment during the term of the securities and the securities are not automatically redeemed prior to maturity. Furthermore, because the final price of at least one of the underlying funds is less than its respective downside threshold level on the final valuation date, you are fully exposed to the decline in the worst performing underlying fund. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Fund)

= $10.00 + ($10.00 × -60%)

= $4.00

In this example, because the final price of the worst performing underlying fund represents a 60.00% decline, you will receive a total cash payment per security equal to $4.00 (a 60.00% loss on the securities).

We make no representation or warranty as to which of the underlying funds will be the worst performing underlying fund for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final valuation date, you may lose a significant portion, and in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund over the term of the securities.

The securities will not pay a contingent payment if the closing price of any underlying fund is less than its respective coupon barrier level on any trading day during the applicable observation period. The securities will not be subject to an early redemption if the closing price of any underlying fund is less than its respective call threshold level on any observation end date (beginning with the second observation end date). You will be exposed to the market risk of each underlying fund on each trading day during the term of the securities (including the final valuation date) and any decline in the price of one underlying fund may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying fund. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

July 2019	Page 11

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final prices of all of the underlying funds are equal to or greater than their respective downside threshold levels on the final valuation date and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final price of any underlying fund is less than its respective downside threshold level on the final valuation date, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying fund.
▪	Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current prices of all of the underlying funds are equal to or greater than their respective downside threshold levels.
▪	You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing price of any of the underlying funds on any trading day during an observation period is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such observation period. If this continues for each observation period during the term of the securities, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.
▪	Your potential return on the securities is limited and you will not participate in any appreciation of the underlying funds. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying funds. In addition, your return on the securities will vary based on the number of observation periods for which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment in respect of any observation periods after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the price of the worst performing underlying fund even though you cannot participate in any appreciation in the prices of the underlying funds. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying funds.
▪	Higher contingent payment rates are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying funds reflects a higher expectation as of the pricing date that the final price of any one of the underlying funds could be less than its respective downside threshold level on the final valuation date of the securities. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying fund. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is set on the pricing date, an underlying fund’s volatility, and the correlation among the underlying funds, can change significantly over the term of the securities. The price of any one of the underlying funds for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	Reinvestment risk. The securities will be redeemed prior to maturity if the closing prices of all of the underlying funds are equal to or greater than their call threshold levels on any observation end date other than the first observation end date and final valuation date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing price of any one of the underlying funds is less than its call threshold level on any observation end date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.
▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived

July 2019	Page 12

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.
▪	Market risk. The return on the securities, which may be negative, is linked to the performance of each underlying fund and indirectly linked to the value of the underlying constituents on each trading day during the term of the securities. The price of each underlying fund can rise or fall sharply due to factors specific to such underlying fund or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. We urge you to review information filed periodically by the issuers of the underlying fund (the “underlying fund issuers”) with the SEC.
▪	You are exposed to the market risk of each underlying fund. Your return on the securities is not linked to a basket consisting of the underlying funds. Rather, it will be contingent upon the performance of each underlying fund. Unlike an instrument with a return linked to a basket of exchange-traded funds (“ETFs”), American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying fund. Poor performance by any one underlying fund may negatively affect your return and will not be offset or mitigated by the performance of any other underlying fund. Accordingly, your investment is subject to the market risk of each underlying fund.
▪	Because the securities are linked to the performance of more than one underlying fund, there is an increased probability that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment with respect to an observation period and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying fund if their terms are otherwise substantially similar. With a greater total number of underlying funds, it is more likely that the closing price or the final price, as applicable, of any underlying fund will be less than its respective coupon barrier level and/or downside threshold level during any observation period or on any observation end date (including the final valuation date). Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying funds are not correlated to each other, the risk that the closing price or the final price, as applicable, of any underlying fund is less than its coupon barrier level or downside threshold level during any observation period or on any observation end date (including the final valuation date), is even greater.
▪	Fair value considerations.
o	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the prices of the underlying funds, volatility of the underlying funds, any dividends paid on the underlying funds, the correlation among the underlying funds, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.
o	The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our

July 2019	Page 13

Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying funds; the volatility of the underlying funds; any dividends paid on the underlying funds; the correlation among the underlying funds; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying funds will rise or fall and there can be no assurance that the closing price of each underlying fund will be equal to or greater than its coupon barrier level on any trading day during an observation period, or, if the securities are not redeemed prior to maturity, that the final price of each underlying fund will be equal to or greater than its downside threshold level. The prices of the underlying funds will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuers of the underlying constituents (the “underlying constituent issuers”). You should be willing to accept the risks associated with the relevant markets tracked by the underlying funds in general and the underlying constituents in particular, and the risk of losing a significant portion or all of your initial investment.
▪	The securities are subject to risks associated with the consumer staples sector. The securities are linked to The Consumer Staples Select Sector SPDR® Fund (the “XLP Fund”) and are subject to risks associated with the consumer staples sector. The XLP Fund seeks to track the performance of the Consumer Staples Select Sector Index, which is comprised of the stocks of companies representing the consumer staples sector of the S&P 500® Index. The XLP Fund has assets concentrated in the consumer staples sector, which means the XLP Fund will be more affected by the performance of the consumer staples sector than a fund that was more diversified. Consumer staples companies are subject to government regulation affecting their products which may negatively impact such companies' performance. For instance, government regulations may affect the permissibility of using

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various food additives and production methods of companies that make food products, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.
▪	The securities are subject to risks associated with the utilities sector. The securities are linked to The Utilities Select Sector SPDR® Fund (the “XLU Fund”) and are subject to risks associated with the utilities sector. The XLU Fund seeks to track the performance of the Utilities Select Sector Index, which is comprised of the stocks of companies representing the utilities sector of the S&P 500® Index. All or substantially all of the equity securities held by the XLU Fund are issued by companies whose primary business is directly associated with the utilities sector. The XLU Fund's assets will be concentrated in the utilities sector, which means the XLU Fund will be more affected by the performance of the utilities sector than a fund that is more diversified. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities, and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company's earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company's equipment unusable or obsolete and negatively impact profitability.
▪	The Securities are subject to risks associated with the health care sector. The securities are linked to The Health Care Select Sector SPDR® Fund (the “XLV Fund”) and are subject to risks associated with the health care sector. The XLV Fund seeks to track the performance of the Health Care Select Sector Index, which is comprised of the stocks of companies representing the health care sector of the S&P 500® Index. The XLV Fund invests in companies in the health care sector, which are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure and an increased emphasis on outpatient services. Companies in the health care sector are heavily dependent on patent protection and the process of obtaining patent approval can be long and costly. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.
▪	The underlying funds are ETFs and their values may not completely track the values of their underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of the underlying constituents, their values may not completely track the values of their underlying constituents. The values of the underlying funds will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying funds are currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying funds or that there will be liquidity in the trading market.
▪	Fluctuation of the net asset values “NAV”. The net asset values (the “NAV”) of the underlying funds may fluctuate with changes in the market value of the underlying constituents. The market prices of the underlying funds may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of the underlying funds and may adversely affect the liquidity and prices of the underlying funds, perhaps significantly. For any of these reasons, the market price of the underlying funds may differ from their NAV per share and may trade at, above or below their NAV per share.
▪	Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a specific index (each, a “target index”), as specified under “Information About the Underlying funds”, various factors, including fees and other transaction costs, will prevent the underlying funds from correlating exactly with changes in the

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level of their respective target index. Accordingly, the performance of each underlying fund will not be equal to the performance of its target index during the term of the securities.
▪	The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying funds, each utilizing a “passive” or indexing investment approach, attempt to approximate the investment performance of their respective target indexes by investing in a portfolio of stocks that generally replicate such indexes. Therefore, unless a specific stock is removed from such indexes, the underlying funds generally would not sell a stock because the stock’s issuer was in financial trouble. In addition, the underlying funds are each subject to the risk that the investment strategy of their respective investment advisers may not produce the intended results.
▪	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial price and the final price of each underlying fund, whether the closing price of any underlying fund on any trading day is equal to or greater than its respective coupon barrier level and whether the closing price of any underlying fund on any observation end date is equal to or greater than its call threshold level or is less than its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
▪	No affiliation with the underlying fund issuers. The underlying fund issuers are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of, or any amounts payable on, the securities. We have not made any due diligence inquiry with respect to the underlying funds in connection with the offering.
▪	We may engage in business with or involving the underlying fund issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying fund issuers without regard to your interests and thus may acquire non-public information about the underlying funds. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying funds, which may or may not recommend that investors buy or hold the underlying funds.
▪	Potential UBS impact on an underlying fund. Trading or transactions by UBS or its affiliates in an underlying fund, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying fund, may adversely affect the market price(s) or level(s) of that underlying fund on any trading day during the term of the securities and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying funds to which the securities are linked.
▪	The antidilution protection of the underlying funds is limited and may be discretionary. The calculation agent may make adjustments to the initial price, downside threshold level, call threshold level, closing price and/or final price of an underlying fund or any other term of the securities, for certain corporate events affecting such underlying fund. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of, and any amounts payable on, the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

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▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, holders of securities may lose all of some of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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Information about the Underlying Funds

All disclosures contained in this document regarding each underlying fund for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund. You should make your own investigation into each underlying fund.

Included on the following pages is a brief description of each underlying fund. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying fund. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of the underlying fund as an indication of future performance.

The underlying funds are registered with the SEC. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by the underlying fund issuers with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov. Information filed with the SEC by the underlying fund issuers under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

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The Consumer Staples Select Sector SPDR® Fund

We have derived all information contained herein regarding The Consumer Staples Select Sector SPDR® Fund (the “XLP Fund”) from publicly available information. Such information reflects the policies of, and is subject to changes by the Select Sector SPDR® Trust (the “Trust”) and SSgA Funds Management, Inc., the investment adviser of the XLP Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLP Fund.

The XLP Fund is a separate, non-diversified series of the Trust (each, a “Select Sector SPDR Fund”) that constitute the Trust. Each Select Sector SPDR Fund is an "index fund" that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500® Index ("S&P 500"). The Select Sector Indices upon which the Select Sector SPDR Funds are based together comprise all of the companies in the S&P 500. The XLP Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Consumer Staples Select Sector Index (its "target index").

In seeking to track the performance of its target index, the XLP Fund employs a replication strategy, which means that the XLP Fund typically invests in substantially all of the securities represented in its target index in approximately the same proportions as its target index. Under normal market conditions, the XLP Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising its target index.

The target index includes companies that have been identified as Consumer Staples companies by the Global Industry Classification Standard (“GICS®”), including securities of companies from the following industries: food and staples retailing; household products; food products; beverages; tobacco; and personal products. The target index is one of the Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in the target index is a constituent company of the S&P 500 and (2) its target index is calculated by S&P Dow Jones Indices LLC based on a proprietary “modified market capitalization” methodology which means that modifications may be made to the market capitalization weights of single stock concentrations in order to conform to the requirements of the Internal Revenue Code of 1986, as amended.

As of June 30, 2019, ordinary operating expenses of the XLP Fund are expected to accrue at an annual rate of 0.13% of the XLP Fund's average daily net asset value. Expenses of the XLP Fund reduce the net value of the assets held by the XLP Fund and, therefore, reduce the value of each share of the XLP Fund.

As of June 30, 2019, the XLP Fund's five largest company holdings include: Procter & Gamble Company (15.48%), Coca-Cola Company (11.00%), PepsiCo Inc. (10.34%), Walmart Inc. (8.70%) and Philip Morris International Inc. (4.62%).

In making your investment decision you should review the prospectus related to the XLP Fund.

Information filed by the Trust with the SEC can be found by reference to its SEC file numbers: 333-57791 and 811-08837.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the XLP Fund.

Information as of market close on July 26, 2019:

Bloomberg Ticker Symbol:	XLP	52 Week High (on July 26, 2019):	$60.37
Current Fund Price:	$60.37	52 Week Low (on December 24, 2018):	$48.73
52 Weeks Ago (on July 26, 2018):	$53.31

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Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on July 26, 2019 was $60.37 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2009 to July 26, 2019. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon barrier level of $45.28, and its hypothetical call threshold level of $60.37, which are equal to 75% and 100%, respectively, of its hypothetical initial price. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

The Consumer Staples Select Sector SPDR® Fund	High	Low	Period End
2015
First Quarter	$50.21	$47.95	$48.74
Second Quarter	$49.75	$47.57	$47.60
Third Quarter	$50.82	$45.70	$47.19
Fourth Quarter	$51.26	$47.19	$50.49
2016
First Quarter	$53.26	$48.27	$53.05
Second Quarter	$55.15	$51.77	$55.15
Third Quarter	$55.75	$52.68	$53.21
Fourth Quarter	$52.87	$50.25	$51.71
2017
First Quarter	$55.42	$51.44	$54.58
Second Quarter	$57.33	$54.49	$54.94
Third Quarter	$55.86	$53.92	$53.98
Fourth Quarter	$57.00	$52.57	$56.89
2018
First Quarter	$58.71	$50.86	$52.63
Second Quarter	$53.28	$48.98	$51.53
Third Quarter	$55.32	$51.23	$53.93
Fourth Quarter	$56.82	$48.73	$50.78
2019
First Quarter	$56.11	$50.19	$56.11
Second Quarter	$59.36	$55.19	$58.07
Third Quarter (through July 26, 2019)	$60.37	$58.42	$60.37

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The Consumer Staples Select Sector SPDR® Fund – Daily Closing Prices January 1, 2009 to July 26, 2019

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The Utilities Select Sector SPDR® Fund

We have derived all information contained herein regarding The Utilities Select Sector SPDR® Fund (the "XLU Fund") from publicly available information. Such information reflects the policies of, and is subject to changes by the Trust and SSgA Funds Management, Inc., the investment adviser of the XLU Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLU Fund.

The XLU Fund is a separate, non-diversified series of the Trust (each, a “Select Sector SPDR Fund”) that constitute the Trust. Each Select Sector SPDR Fund is an "index fund" that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500. The Select Sector Indices upon which the Select Sector SPDR Funds are based together comprise all of the companies in the S&P 500. The XLU Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Utilities Select Sector Index (its "target index").

In seeking to track the performance of the target index, the XLU Fund employs a replication strategy, which means that the XLU Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLU Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index.

The target index includes companies that have been identified as Utilities companies by the GICS®, including securities of companies from the following industries: electric utilities; water utilities; multi-utilities; independent power and renewable electricity producers; and gas utilities. The target index is one of the Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in the target index is a constituent company of the S&P 500 and (2) the target index is calculated by S&P Dow Jones Indices LLC based on a proprietary “modified market capitalization” methodology which means that modifications may be made to the market capitalization weights of single stock concentrations in order to conform to the requirements of the Internal Revenue Code of 1986, as amended.

As of June 30, 2019, ordinary operating expenses of the XLU Fund are expected to accrue at an annual rate of 0.13% of the XLU Fund's average daily net asset value. Expenses of the XLU Fund reduce the net value of the assets held by the XLU Fund and, therefore, reduce the value of each share of the XLU Fund.

As of June 30, 2019, the XLU Fund's five largest company holdings include: NextEra Energy Inc. (12.12%), Duke Energy Corporation (7.93%), Dominion Energy, Inc. (7.66%), Southern Company (7.10%) and Exelon Corporation (5.75%).

In making your investment decision you should review the prospectus related to the XLU Fund.

Information filed by the Trust with the SEC can be found by reference to its SEC file numbers: 333-57791 and 811-08837.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the XLU Fund.

Information as of market close on July 26, 2019:

Bloomberg Ticker Symbol:	XLU	52 Week High (on July 18, 2019):	$61.26
Current Fund Price:	$59.98	52 Week Low (on September 26, 2018):	$51.36
52 Weeks Ago (on July 26, 2018):	$52.81

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Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on July 26, 2019 was $59.98 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2009 to July 26, 2019. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon barrier level of $44.99 and its hypothetical call threshold level of $59.98, which are equal to 75% and 100%, respectively, of its hypothetical initial price. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

The Utilities Select Sector SPDR® Fund	High	Low	Period End
2015
First Quarter	$49.41	$43.11	$44.43
Second Quarter	$45.17	$41.46	$41.46
Third Quarter	$45.87	$40.96	$43.29
Fourth Quarter	$45.39	$41.79	$43.28
2016
First Quarter	$49.62	$43.03	$49.62
Second Quarter	$52.47	$46.93	$52.47
Third Quarter	$52.98	$48.46	$48.99
Fourth Quarter	$49.43	$46.00	$48.57
2017
First Quarter	$51.89	$48.04	$51.31
Second Quarter	$54.30	$51.27	$51.96
Third Quarter	$55.83	$51.42	$53.05
Fourth Quarter	$56.87	$52.14	$52.68
2018
First Quarter	$52.19	$47.56	$50.53
Second Quarter	$51.96	$48.37	$51.96
Third Quarter	$54.77	$51.36	$52.65
Fourth Quarter	$56.93	$51.56	$52.92
2019
First Quarter	$58.96	$52.00	$58.17
Second Quarter	$61.24	$56.94	$59.63
Third Quarter (through July 26, 2019)	$61.26	$59.48	$59.98

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$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

The Utilities Select Sector SPDR® Fund – Daily Closing Prices January 1, 2009 to July 26, 2019

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The Health Care Select Sector SPDR® Fund

We have derived all information contained herein regarding The Health Care Select Sector SPDR® Fund (the "XLV Fund") from publicly available information. Such information reflects the policies of, and is subject to changes by the Trust and SSgA Funds Management, Inc., the investment adviser of the XLV Fund. UBS has not undertaken an independent review or due diligence of any publicly available information regarding the XLV Fund.

The XLV Fund is a separate, non-diversified series of the Trust (each, a “Select Sector SPDR Fund”) that constitute the Trust. Each Select Sector SPDR Fund is an "index fund" that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the S&P 500. The Select Sector Indices upon which the Select Sector SPDR Funds are based together comprise all of the companies in the S&P 500. The XLV Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Health Care Select Sector Index (its "target index").

In seeking to track the performance of the target index, the XLV Fund employs a replication strategy, which means that the XLV Fund typically invests in substantially all of the securities represented in the target index in approximately the same proportions as the target index. Under normal market conditions, the XLV Fund generally invests substantially all, but at least 95%, of its total assets in the securities comprising the target index.

The target index includes companies that have been identified as Health Care companies by the GICS®, including securities of companies from the following industries: pharmaceuticals; health care equipment and supplies; health care providers and services; biotechnology; life sciences tools and services; and health care technology. The target index is one of the Select Sector Indices developed and maintained in accordance with the following criteria: (1) each of the component securities in the target index is a constituent company of the S&P 500 and (2) the target index is calculated by S&P Dow Jones Indices LLC based on a proprietary “modified market capitalization” methodology which means that modifications may be made to the market capitalization weights of single stock concentrations in order to conform to the requirements of the Internal Revenue Code of 1986, as amended.

As of June 30, 2019, ordinary operating expenses of the XLV Fund are expected to accrue at an annual rate of 0.13% of the XLV Fund's average daily net asset value. Expenses of the XLV Fund reduce the net value of the assets held by the XLV Fund and, therefore, reduce the value of each share of the XLV Fund.

As of June 30, 2019, the XLV Fund's five largest company holdings include: Johnson & Johnson (10.65%), Pfizer Inc. (6.93%), UnitedHealth Group Incorporated (6.68%), Merck & Co. Inc. (6.22%) and Abbott Laboratories (4.27%).

In making your investment decision you should review the prospectus related to the XLV Fund.

Information filed by the Trust with the SEC can be found by reference to its SEC file numbers: 333-57791 and 811-08837.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the XLV Fund.

Information as of market close on July 26, 2019:

Bloomberg Ticker Symbol:	XLV	52 Week High (on November 30, 2018):	$95.87
Current Fund Price:	$92.07	52 Week Low (on December 24, 2018):	$80.70
52 Weeks Ago (on July 26, 2018):	$88.60

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Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the specified period. The closing price of the underlying fund on July 26, 2019 was $92.07 (its “hypothetical initial price”). The associated graph shows the closing prices of the underlying fund for each day from January 1, 2009 to July 26, 2019. The dotted lines represent its hypothetical downside threshold level and its hypothetical coupon barrier level of $69.05, and its hypothetical call threshold level of $92.07, which are equal to 75% and 100%, respectively, of its hypothetical initial price. The actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any trading day during the term of the securities.

The Health Care Select Sector SPDR® Fund	High	Low	Period End
2015
First Quarter	$74.88	$68.02	$72.50
Second Quarter	$76.45	$71.68	$74.39
Third Quarter	$77.22	$64.29	$66.23
Fourth Quarter	$72.99	$66.86	$72.05
2016
First Quarter	$71.07	$63.52	$67.78
Second Quarter	$72.65	$68.32	$71.72
Third Quarter	$75.61	$71.38	$72.11
Fourth Quarter	$72.20	$66.02	$68.94
2017
First Quarter	$76.59	$69.07	$74.36
Second Quarter	$80.59	$73.44	$79.24
Third Quarter	$83.36	$78.00	$81.73
Fourth Quarter	$83.98	$80.72	$82.68
2018
First Quarter	$91.54	$79.67	$81.40
Second Quarter	$85.61	$79.55	$83.46
Third Quarter	$95.15	$83.72	$95.15
Fourth Quarter	$95.87	$80.70	$86.51
2019
First Quarter	$92.95	$83.47	$91.75
Second Quarter	$93.73	$85.78	$92.64
Third Quarter (through July 26, 2019)	$94.40	$91.57	$92.07

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$• Based on the worst performing among the shares of The Consumer Staples Select Sector SPDR® Fund, the shares of The Utilities Select Sector SPDR® Fund and the shares of The Health Care Select Sector SPDR® Fund

The Health Care Select Sector SPDR® Fund – Daily Closing Prices January 1, 2009 to July 26, 2019

This document relates only to the securities offered hereby and does not relate to the underlying funds or other securities linked to the underlying funds. We have derived all disclosures contained in this document regarding the underlying funds from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying funds.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying funds.

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Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:

The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.

Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying funds. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Subject to the constructive ownership rules, discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership” transaction under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

Because the underlying funds would be treated as “pass-thru entities” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — Securities Treated as Prepaid Derivatives or Prepaid Forwards” in the accompanying product supplement.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not

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possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Except to the extent otherwise required by law, we intend to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse) or $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 871(m) of the Code, discussed below, gain from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend-equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2021.

Based on our determination that the securities are not “delta-one” with respect to any underlying fund or any underlying constituent, our counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying funds, underlying constituents or your securities, and following such occurrence your securities could be treated as delta one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying funds, underlying constituents or the securities. If you enter, or have entered, into other transactions in respect of the underlying funds, underlying constituents or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other

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transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” beginning on page 11 of this document for a discussion of these adverse effects.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.25 reflecting a fixed structuring fee of $0.20 and a fixed sales commission of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.

Prohibition of Sales to EEA Retail Investors

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

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You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	6
How the Securities Work	8
Hypothetical Examples	9
Risk Factors	14
Information about the Underlying Funds	20
Additional Information about the Securities	30

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-29
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-75
Supplemental Plan of Distribution (Conflicts of Interest	PS-76

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$• UBS AG Contingent Income Auto-Callable Securities with Daily Coupon Observation and 6-Month Initial Non-Call Period due on or about November 3, 2021

Preliminary Pricing Supplement dated July 30, 2019 (To Product Supplement dated October 31, 2018 and Prospectus dated October 31, 2018)

UBS Investment Bank UBS Securities LLC